JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder”) is dated as of July 8, 2016 by and among the Existing Members and their respective controlling persons set forth in item 1 of Annex A (collectively the “Original Reporting Persons”) and the New Members and their respective controlling persons set forth in item 2 of Annex A (collectively, the “Additional Reporting Persons”).

WHEREAS, the Existing Members are parties to the Consortium Agreement dated as of May 18, 2016 (the “Consortium Agreement”), pursuant to which the Existing Members formed a consortium to undertake a transaction (the “Transaction”) to acquire Actions Semiconductor Co., Ltd., a Cayman Islands company;

WHEREAS, in order to satisfy Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the Original Reporting Persons entered into the Joint Filing Agreement dated as of May 18, 2016, pursuant to which the Statement in the Schedule 13D in relation to the Transaction and all further amendments thereto, shall be filed on behalf of each of the Original Reporting Persons; and

WHEREAS, the New Members have executed and delivered a Deed of Adherence to the Consortium Agreement on July 8, 2016, pursuant to which the New Members became parties to the Consortium Agreement, and thus members of the consortium.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.         Effective immediately, the Additional Reporting Persons are joined as parties to the Joint Filing Agreement.

2.         The Additional Reporting Persons agree to be bound by the terms of the Joint Filing Agreement.

3.         This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed as of the day and year first above written.

SURREY GLORY INVESTMENTS
LIMITED

By:  /s/ CHANG Yung Sen
Name: CHANG Yung Sen
Its: Sole director

CHANG YUNG SEN

  /s/ CHANG Yung Sen

SUPERNOVA INVESTMENT INC.

By:  /s/ CHEN, Hsuan-Wen
Name: CHEN, Hsuan-Wen (aka Niccolo
CHEN)
Its: Sole director

CHEN, HSUAN-WEN (aka NICCOLO
CHEN)

  /s/ CHEN, Hsuan-Wen

TONGTONG INVESTMENT HOLDING
CO., LTD.

By:  /s/ LEE, Yun-Chin
Name: LEE, Yun-Chin
Its: Sole director

LEE, YUN-CHIN

  /s/ LEE, Yun-Chin

PERFECTECH INTERNATIONAL LTD

By:  /s/ Lewis Chi-Tak LO
Name: Lewis Chi-Tak LO
Its: Sole director

LEWIS CHI-TAK LO

 /s/ Lewis Chi-Tak LO

ALLPREMIER INVESTMENT LTD

By:  /s/ MA Yingna
Name: MA Yingna
Its: Sole director

MA YINGNA

  /s/ MA Yingna

OCTOVEST INTERNATIONAL
HOLDING CO., LTD.

By:  /s/ PAN, I-Ming
Name: PAN, I-Ming (aka Robin PAN)
Its: Sole director

PAN, I-MING (aka Robin PAN)

  /s/ PAN, I-Ming

VENTUS CORPORATION

By:  /s/ TANG Hsin
Name: TANG Hsin
Its: Sole director

TANG HSIN

  /s/ TANG Hsin

MIDDLESEX HOLDINGS
CORPORATION INC

By:  /s/ LIN, Yung-Chieh
Name: LIN, Yung-Chieh
Its: Sole director

LIN, YUNG-CHIEH

  /s/ LIN, Yung-Chieh

RICH DRAGON CONSULTANTS
LIMITED

By:  /s/ CHANG Jr-Neng
Name: CHANG Jr-Neng
Its: Sole director

CHANG JR-NENG

  /s/ CHANG Jr-Neng

NUTRONICS TECHNOLOGY
CORPORATION

By:  /s/ LEE FU CHI
Name: LEE Fu Chi
Its: Sole director

LEE FU CHI

  /s/ LEE FU CHI

UNIGLOBE SECURITIES LIMITED

By:  /s/ CHUN MEI CHEN DE CHANG
Name: CHUN MEI CHEN DE CHANG
Its: Sole director

CHUN MEI CHEN DE CHANG

  /s/ CHUN MEI CHEN DE CHANG

ANNEX A

Parties to this Agreement

(1)	Original Filing Persons

Name of Existing Member	Name of Controlling Person
Surrey Glory Investments Limited	Chang Yung Sen
Supernova Investment Inc.	Chen, Hsuan-Wen (aka Niccolo Chen)
Tongtong Investment Holding Co., Ltd.	Lee, Yun-Chin
Perfectech International Ltd	Lewis Chi-Tak Lo
Allpremier Investment Ltd	Ma Yingna
Octovest International Holding Co., Ltd.	Pan, I-Ming (aka Robin Pan)
Ventus Corporation	Tang Hsin

(2)	Additional Filing Persons

Name of New Member	Name of Controlling Person
Middlesex Holdings Corporation Inc	Lin, Yung-Chieh
Rich Dragon Consultants Limited	Chang Jr-Neng
Nutronics Technology Corporation	Lee Fu Chi
Uniglobe Securities Limited	Chun Mei Chen De Chang